EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the inclusion of our report dated February 9, 2007 on our audit of the financial statements of Churchill Ventures Ltd. as of December 31, 2006 and for the period from June 26, 2006 (inception) through December 31, 2006 in Amendment No. 5 to the Form S-1 Registration Statement (No. 333-135741) to be filed on or about February 12, 2007 and related Prospectus of Churchill Ventures Ltd.

 /s/ Eisner LLP
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New York, New York
February 9, 2007